UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code  (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2020, K. Phil Yoo gave notice to Antero Resources Corporation (“Antero Resources”) and Antero Midstream Corporation (“Antero Midstream”) of his intent to retire as Vice President, Accounting and Chief Accounting Officer of each company. Mr. Yoo’s retirement is expected to take effect on May 15, 2020. Mr. Yoo’s retirement is not the result of any disagreement with Antero Resources or Antero Midstream.

On Mr. Yoo’s retirement, Paul M. Rady, Chairman and Chief Executive Officer of Antero Resources and Antero Midstream, commented, “I would like to thank Phil for his outstanding dedication and many contributions to Antero’s success. After many years of service to the Antero family of companies, we wish Phil and his family all the best in the years to come.”

Mr. Yoo will be succeeded by Sheri Pearce, who will begin serving as Antero Resources’ and Antero Midstream’s Chief Accounting Officer following the effectiveness of Mr. Yoo’s resignation. Ms. Pearce (age 53) joined Antero Resources and Antero Midstream in November 2018 to serve as Director of SEC Reporting at both companies. Prior to joining Antero Resources and Antero Midstream, Ms. Pearce worked as an independent consultant after retiring from KPMG LLP in March 2015. Ms. Pearce was an audit partner with KPMG where she principally served publicly traded clients in the energy and mining industries for 25 years. Ms. Pearce joined KPMG in 1990 and was elected to the partnership in 2000.

In connection with this promotion, Antero Resources plans to enter into an Indemnification Agreement with Ms. Pearce pursuant to which Antero Resources will agree to indemnify Ms. Pearce to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to Antero Resources and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified. There are no transactions between Antero Resources and Ms. Pearce that would require disclosure under Item 404(a) of Regulation S-K, and Ms. Pearce has no familial relationships that would require disclosure pursuant to Item 401(d) of Regulation S-K.

On Ms. Pearce’s appointment, Glen C. Warren, Jr., President and Chief Financial Officer of Antero Resources and President of Antero Midstream, commented, “We are excited to announce the promotion of Sheri to the role of Chief Accounting Officer. Given her past experience as an audit partner at KPMG LLP and extensive background in the oil and gas industry, she will be well suited for this important position with Antero.”

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of such agreement, the form of which is filed as Exhibit 10.1 to Antero Resources’ Current Report on Form 8-K filed on April 17, 2018 and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description
10.1	Form of Amended and Restated Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (Commission File No. 001-36120) filed on April 17, 2018).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: March 25, 2020

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